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                                                                    EXHIBIT 10.3

                               FIFTH AMENDMENT TO
                                 LOAN AGREEMENT,
                             SECURED PROMISSORY NOTE
                                       AND
                               SECURITY AGREEMENT

         THIS FIFTH AMENDMENT TO LOAN AGREEMENT, SECURED PROMISSORY NOTE AND SECURITY AGREEMENT ("this Fifth Amendment"), is made and effective as of February __, 2004 (the "Effective Date), by WAYNE R. HELLMAN ("Hellman"), and ADVANCED LIGHTING TECHNOLOGIES, INC. ("ADLT").

                                   BACKGROUND

         A. Hellman and ADLT entered into a Loan Agreement dated as of October 8, 1998 (the "Original Loan Agreement"), pursuant to which ADLT advanced Hellman $9,000,000 (the "Original Advance").

         B. Pursuant to the Original Loan Agreement, the Original Advance was evidenced by a Secured Promissory Note dated October 8, 1998 (the "Original Note") and secured pursuant to (i) a Security Agreement dated as of October 8, 1998 (the "Original Security Agreement"), (ii) the Real Estate Mortgages recorded as follows: June 30, 1999 Geauga County Ohio No 1245 page 39, June 30, 1999 Portage County Ohio No. 441 Page 202 and No. 441 Page 214, and August 24, 1999 Lee County Florida Book 3160 Page 1096 (the "Mortgages"), (iii) the Collateral Assignment of Contract dated as of October 8, 1998 (the "Assignment"), and (iv) Allonge No. 2 to Promissory Note From 24 Karat Street, Inc. with delivery of the referenced note the (the "Karat Note").

         C. Effective November 22, 2000, the Loan, the Note and the Security Agreement were amended pursuant to the First Amendment to Loan Agreement, Secured Promissory Note and Security Agreement ("First Amendment") to provide for additional loans, up to a maximum additional principal amount of $1,900,000, for the purpose of reducing the Margin Loans held by Bear Stearns and Raymond James, the then current Margin Lenders, in satisfaction of then-existing margin calls.

         D. Effective March 15, 2001, the Loan, the Note and the Security Agreement were amended pursuant to the Second Amendment to Loan Agreement, Secured Promissory Note and Security Agreement ("Second Amendment") to provide for additional loans, for the purpose of reducing the Margin Loans held by Bear Stearns and Raymond James, in satisfaction of then-existing margin calls.

         E. On March 15, 2001 and thereafter, Advanced Lighting made Additional Advances pursuant to the Second Amendment in the aggregate principal amount of $1,889,350.

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         F.       Effective April 25, 2002, the Loan, the Note and the Security
Agreement were amended pursuant to the Third Amendment to Loan Agreement, Secured Promissory Note and Security Agreement ("Third Amendment") to prohibit any pledge of shares of ADLT stock owned by Hellman without consent of ADLT as long as the Loan was outstanding, to amend the interest rate payable on the Loan and to provide adequate time for Hellman to pay the principal of, and interest on, the Loan.

         G. The Loan, the Note and the Security Agreement were amended pursuant to the Fourth Amendment to Loan Agreement, Secured Promissory Note and Security Agreement dated as of January 5, 2004 ("Fourth Amendment") to reflect the Settlement Agreement, as defined below. The Original Loan Agreement, the Original Note and the Original Security Agreement, each as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, are referred to herein as the Loan Agreement, the Note and the Security Agreement, respectively.

         H. The Loan Agreement, the Note, the Security Agreement, the Mortgages, the Assignment and the Karat Note are included in the "Loan Documents" as defined in the Loan Agreement. For purposes of this Fifth Amendment, the term "Loan Documents" also includes the First, Second, Third, and Fourth Amendments, and the Settlement Agreement, as defined below. All initially capitalized terms that are used but not defined herein have the meaning ascribed to them in the Loan Documents.

         I. Hellman has demonstrated that the total value of his personal assets is inadequate to satisfy the outstanding principal and interest on the Loan and the other obligations secured by interests in his assets with priority over the security interests of ADLT. ADLT has, in accordance with generally accepted accounting principles, recognized this situation by impairing, from time to time, the value of the Loan on the balance sheet of ADLT. Hellman has advised ADLT, and ADLT's bankruptcy counsel has confimed, that ADLT would not recover an amount in excess of the value of Hellman's assets, less the amount obligations secured by security interests senior to ADLT's interests (to the extent of the value of the property securing such obligations), if Hellman were to file a bankruptcy proceeding. In recognition of (i) the difficulty and cost of instituting a collection proceeding against Hellman, (ii) the complexity of such a proceeding, (iii) the fact that such proceeding would likely be followed by a bankruptcy petition by Hellman, and (iv) that the costs entailed in any such proceeding would reduce the amounts available to ADLT for satisfaction of the Loan, the independent members of the board of directors of ADLT determined it to be in the best interests of ADLT to enter into the Fourth Amendment to resolve these issues concurrently with the emergence of ADLT from its bankruptcy proceedings and the independent members of the board of directors of ADLT established following emergence from its bankruptcy proceedings have detemined it to be in the best interests of ADLT to enter into this Fifth Amendment to correct the Designated Amount, as defined in the Settlement Amendment.

         J. On February 5, 2003, ADLT and various of its affiliates (collectively, the "Debtors") each filed a voluntary petition for relief under chapter 11 of title 11 of the

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United States Code. The Debtors' bankruptcy cases are jointly administered in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court") under Case No. 03 B 05255.

         K. Hellman, ADLT and Saratoga Lighting Holdings LLC ("Saratoga") have entered into that certain Settlement Agreement dated as of January 5, 2003 (the " Original Settlement Agreement"), and that certain First Amendment to Settlement Agreement of even date herewith (the "Settlement Amendment"; the Original Settlement Agreement and the Settlement Amendment are hereinafter referred to collectively as the "Settlement Agreement"), following approval of separate orders by the Bankruptcy Court pursuant to separate motions by ADLT for authority to enter into the Original Settlement Agreement and the Fourth Amendment and to enter into the Settlement Amendment and this Fifth Amendment .

                                    AGREEMENT

         NOW THEREFORE, as an inducement to and in consideration of the agreement by ADLT to eliminate the outstanding interest on and to reduce the outstanding principal of the Loan and the other agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the express approval by the Bankruptcy Court of this Fifth Amendment, Hellman and ADLT agree as follows:

         1. The Loan Agreement is hereby amended to provide that the principal amount of the Loan is reduced to the Designated Amount as set forth on
Exhibit 6 to this Fifth Amendment, which Exhibit 6 is amended by this Fifth Amendment to reflect the Designated Amount in the Settlement Agreement, as amended by the Settlement Amendment (the "Designated Amount"). The parties expressly acknowledge that the effectiveness of this Fifth Amendment is subject to approval by the Bankruptcy court and that it will not be valid or enforceable againxt any party absent such approval.

         2. Hellman acknowledges and agrees that (i) (a) the Security Interest granted in the Security Agreement, (b) the liens granted in the Mortgages, (c) the rights of ADLT under the Assignment and Karat Note and (d) all other rights and instruments that now or hereafter secure the Loan and Hellman's Obligations with respect thereto, secure the Additional Advances as amounts advanced to Hellman under the Loan Documents, (ii) the aggregate outstanding principal amount of the Loan and Additional Advances prior to the effect of the Fourth Amendment was $12,789,350 and (iii) in addition to, and without limiting the descriptions of Collateral contained in any of the Loan Documents, the Collateral includes all choses in action in which Hellman is directly or indirectly the plaintiff and the proceeds from all choses in action, and Hellman shall immediately notify ADLT of any such choses in action and take all necessary action to enable ADLT to perfect its interest in such choses in action. Hellman expressly acknowledges, agrees and reaffirms the validity and enforceability of all of the Loan Documents as modified by this Fifth Amendment and the Settlement Agreement, and waives any and all defenses that he has asserted or could assert to defeat ADLT's right to enforce the Loan Documents, as so modified.

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         3.       Hellman represents and warrants to ADLT that on the date
hereof (i) he is not in breach of any covenant in any Loan Document, (ii) all representations and warranties in the Loan Documents are true and correct except as has been disclosed to ADLT in writing, (iii) that the assets included in the calculation of the Designated Amount, a description of which has been provided to the ADLT Board of Directors and their advisors, constitute all of his assets available for the payment of the Loan on the Effective Date and (iv) that Hellman has no reason to believe that the valuation of such assets used in the calculation of the Designated Amount is not correct in all material respects and confirms his representations in Paragraph 5 of the Original Settlement Agreement.

         4. Hellman acknowledges and agrees that he shall not directly or indirectly, in one or a series of transactions, obtain loans directly or indirectly secured by the Margin Shares, until the Loan and Additional Advances, together with all accrued interest thereon, shall have been paid in full, without the prior written consent of the ADLT Board of Directors or its designee(s).

         5. Hellman acknowledges and agrees that he will make immediate payments of the outstanding principal and interest on the Loan in the amount of
(i) the after-tax proceeds of any bonuses payable by ADLT or any affiliate, which after-tax proceeds will be subject to an express right of offset by ADLT,
(ii) the after-tax proceeds of any sales of any and all Collateral and any other amounts received by Hellman in respect of such Collateral and (iii) the after-tax proceeds of any Margin Shares.

         6. Hellman acknowledges and agrees that he will use his best efforts to sell such items of Collateral as may be designated by the Board of Directors, or its designee(s), from time to time, provided that, unless Hellman shall be in default of his prepayment obligations pursuant to paragraph 5 of this Fifth Amendment or his obligations to sell Collateral pursuant to this paragraph 6, the Board of Directors may not require the sale of the residence located in Lee County, Florida. Nothing in this paragraph 6 shall prevent ADLT from exercising any and all of its rights under its Mortgage on such Florida property, in accordance with the terms of such mortgage, in the event of a default by Hellman on any obligations under the Loan Documents or in case any voluntary or involuntary case in bankruptcy filed by or against Hellman.

         7. Hellman agrees that to the extent Hellman's interests in and to (a) H&F V LLC, (b) the proceeds from his settlement with Prudential of approximately $1,354,000 and (c) his rights under a loan owed to Hellman by Louis Fisi have not occurred prior to the effective date of this Fifth Amendment, Hellman will promptly take all steps reasonably necessary to effect the transfers of such interests.

         8. Hellman will take all actions and execute all instruments as requested by ADLT , in order to perfect, and keep perfected, all liens in any of the Collateral granted to ADLT, including in any after acquired Collateral and to perfect rights with respect to the Additional Advances.

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         9.       This Fifth Amendment shall be governed by and construed in accordance with the laws of Ohio without regard to conflict of laws principles (except to the extent the Collateral is situated in a state other than Ohio and in that case any laws of such state which are required to control mortgages granted on such property shall apply).

         10. This Fifth Amendment inures to the benefit of and is binding upon Hellman, and his estate, heirs, executors, administrators and personal representatives, successors and assigns and ADLT and its successors and assigns. Hellman may not assign or delegate this Amendment, any Loan Document or any of his rights or obligations thereunder.

         11. This Fifth Amendment may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument; it shall not be necessary in proving this Agreement to produce or account for more than one such counterpart. A faxed executed counterpart of this Amendment will be considered an original for evidentiary purposes.

         12. This Fifth Amendment only modifies the Loan Documents to the extent provided for herein, and the Loan Documents otherwise remain in full force and effect without interruption. This Fifth Amendment may not be amended, changed, modified, altered or terminated and no performance may be waived except in writing executed by both parties.

         13. This Fifth Amendment and the Loan Documents, including, without limitation, the Settlement Agreement, constitute the entire agreement between the parties with respect to the Loan Documents and all prior and contemporaneous agreements or discussions, written or oral, with respect thereto have no force or effect whatsoever. If any amendment of the terms of the Loan Documents contained in this Fifth Amendment shall be contrary to applicable law, such amendment shall be of no force or effect and the Loan Documents shall remain in full force and effect without any such amendment.

         IN WITNESS WHEREOF, Hellman and ADLT have caused this Fifth Amendment to be duly executed and delivered as of the Effective Date.

                                    /s/  Wayne R. Hellman
                                    ----------------------------------
                                    WAYNE R. HELLMAN

                                    ADVANCED LIGHTING TECHNOLOGIES, INC.

                                    By: /s/ Wayne Vespoli
                                       --------------------------------

                                    Its : Executive Vice President and Treasurer

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                                    EXHIBIT 6

DESIGNATED AMOUNT

The Designated Amount as determined by the Independent Directors and set forth in Settlement Agreement is $4,023,500.00.

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